UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road

Devens, Massachusetts 01434

(Address of principal executive offices, including zip code)

(978) 842-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of Material Definitive Agreement.

On January 27, 2017, American Superconductor Corporation (“we”, “us”, “our” or the “Company”) entered into an At Market Issuance Sales Agreement (“Sales Agreement”), with FBR Capital Markets & Co. (“FBR”), pursuant to which the Company may sell from time to time, at its option, up to an aggregate of $10 million of its shares of common stock through FBR, as sales agent.

On May 4, 2017, the Company gave notice to FBR of the termination of the Sales Agreement, effective on the 10th day following such notice pursuant to the terms of the Sales Agreement, contingent on the Company pricing and closing an underwritten public offering of its securities. The Company decided to terminate the Sales Agreement because it does not intend to utilize the Sales Agreement to raise additional capital. The Company did not incur any termination penalties as a result of the termination of the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the United States Securities and Exchange Commission (“SEC”) on January 27, 2017 and is incorporated herein by reference.

Item 8.01	Other Events.

We are also filing the following information for the purpose of updating certain of our business and risk factor disclosures.

Business

Addressable Market Information

We believe that the total annual addressable market for our wind and grid products and services is approximately $6 billion or more. We believe that due to the growth in the markets we serve today, considering, with respect to electrical control systems (“ECS”), India only, and the new markets we expect to serve with our new product offerings, including D-VAR® VVO (“VVO”), resilient electric grid (“REG”), and ship protection systems (“SPS”) the total annual addressable market for our wind and grid products is expanding by more than 300%.

For our existing product offerings, we believe the annual total addressable markets for such offerings are as follows:

•	ECS: approximately $3.6 billion globally.

•	Flexible alternating current transmission systems such as D-VAR® (excluding VVO): approximately $600 million.

For our new product offerings, we believe the annual total addressable markets for such offerings are as follows:

•	VVO, for the evolving electrical grid: $600 million.

•	REG systems, for the evolving electrical grid: $1 billion to $2 billion.

•	SPS for the marine market: $70 to $120 million between the years 2020 and 2025.

Information Concerning Products and Services

D-VAR® VVO. We believe VVO will allow us to enter the market for products to serve the distribution power grid. VVO is designed to be a direct-connect 15 kilovolt class power quality system for a utility’s distribution network to optimally control voltage as distribution networks are increasingly impacted by distributed generation. We believe VVO has the potential to save utilities time and money by avoiding costly options to increase the reliability and resiliency of the distribution grid and to allow utilities to build a “plug ‘n play” network to serve the demands of modern energy consumers. We also believe VVO can serve as a distributed solar application with a relatively low cost upgrade to increase circuit solar capacity. The intended target markets of VVO are electric distribution grids incorporating distributed generation, including where utility grid modernization attributes such as the following are applicable: mandated efficiency upgrades, mass adoption of rooftop solar, community solar, utility-owned micro-grids, variable load conditions on the distribution grid and voltage regulation alternatives.

Resilient Electric Grid Systems. Our REG system has two primary applications that increase the reliability and the capacity of the urban infrastructure. For applications focused on reliability improvement, the REG cable is best used in a “ring” or “loop” configuration to interconnect nearby urban substations. This enables urban utilities to share transmission connections and excess station capacity, while controlling the high fault currents that naturally result from such interconnections, providing protection against the adverse effects that follow the loss of critical substation facilities in urban areas. We believe a utility installing our REG system could double its reliability (e.g. N-1 to N-2, or greater) by networking substations, which is a solution utilities would generally not consider using conventional technology. For applications focused on capacity improvement, the REG cable can be used in a “branch” configuration. In this application, the REG cable connects an existing large urban substation with a new, much smaller, and more simplified substation within the city at a lower cost. The smaller urban substation does not need large power transformers and takes up much less space, thereby significantly reducing real estate, construction, and other related costs in the urban area. The key component to the REG system is a breakthrough cable system that combines very high power handling capacity with fault current limiting characteristics, features that are attributable to our proprietary HTS wire, which we believe allows leaking, obsolete oil-cooled cables to be replaced with environmentally benign, nitrogen cooled cables. Assuming all urban substations in major cities in the U.S. could be connected with our REG system, we believe the total annual addressable market is approximately $1 billion to $2 billion.

Ship Protection Systems. The primary focus of our SPS has been degaussing systems. These systems reduce a Naval ship’s magnetic signature, making it much more difficult for a mine to detect and damage a ship. Traditionally made of heavy copper wire, degaussing is required on all Navy combat ships. Our HTS advanced degaussing system is lightweight, compact, and often outperforms its conventional counterpart. This HTS system is estimated to enable a 50 to 80 percent reduction in total degaussing system weight, offering significant potential for fuel savings or options to add different payloads. The core components of a degaussing system are transferable to other applications being targeted for ship implementation. We are also continuing to work on expanding HTS technology into the fleet through a variety of applications for power, propulsion, and protection equipment. We believe that once we are qualified on a ship platform for SPS, we could sell SPS to the Navy for the duration of the build for the platform, as well as open opportunities to propagate SPS throughout the surface fleet, creating a relatively long-term revenue stream.

Commercial Developments

We believe we have made significant commercial progress over the last two years, including, for example the following developments.

•	May 2015: We entered into an agreement for potential aggregate payments of up to approximately $8.5 million to provide SPS equipment to the U.S. Navy.

•	July 2015: We announced that Washington D.C.’s Pepco was conducting a deployment study of our REG system.

•	August 2015: Inox Wind Limited ( “Inox”) agreed to purchase approximately $41 million of wind turbine electrical control systems.

•	November 2015: We announced that the U.S. Department of Homeland Security (“DHS”) awarded us with a contract modification for potential aggregate payments of up to approximately $3.7 million for the next phase of the arrangement among DHS, Commonwealth Edison (“ComEd”) and us.

•	December 2015: We entered into supply and license agreements with Inox for potential aggregate payments of up to approximately $210 million.

•	February 2016: We selected Nexans to design and fabricate HTS cable as part of our REG project in Chicago.

•	March 2016: We entered into license and joint development agreements with BASF Corporation to develop solution-based second generation HTS wire product.

•	August 2016: We expanded our relationship with Nexans to jointly develop and deliver REG projects in the United States and Canada.

•	January 2017: We announced VVO to expand our D-VAR® platform to serve the distribution grid.

•	January 2017: We were selected for an award by the U.S. Department of Energy to participate in the agency’s Next Generation Electric Machines program.

•	February 2017: We announced a collaboration with Black & Veatch to perform a study to evaluate solution options to improve the resiliency of Pacific Gas & Electric Company’s electric grid, including superconductor-based technologies such as our REG system.

•	May 2015 to April 2017: We announced worldwide D-VAR® orders of more than $38 million in the aggregate for renewable, utility and industrial applications.

•	April 2017: We entered into an agreement to provide engineering and technical services to The Naval Surface Warfare Center for potential aggregate payments of up to approximately $8.4 million related to the insertion of our systems in the U.S. naval surface fleet.

Business Goals for 2017 and 2018

The following items reflect our future business goals. As such, they are forward-looking statements and subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. See “Forward Looking Statements” below.

We intend to pursue the following goals during fiscal year 2017.

•	Complete remaining obligations under our agreement with the DHS necessary to deploy our REG system in ComEd’s electric grid, and, subject to the agreement of DHS, ComEd and us, proceed to the construction phase of the project.

•	Receive an order for SPS from the U.S. Navy.

•	Have at least one additional city perform a REG deployment study.

•	Receive the first commercial orders for VVO.

•	Increase our grid sales over the prior year.

We intend to pursue the following goals during fiscal year 2018.

•	Receive a commercial REG order.

•	Receive an order for our multi-ship module product from the U.S. Navy.

•	Receive an additional SPS order from the U.S. Navy.

•	Receive an SPS order from a foreign navy.

•	Achieve revenues from commercial VVO sales.

India’s Annual Wind Installations

According to GlobalData, annual wind installations in India for 2016 were 3.6 gigawatts, for 2017 are estimated to be 3.7 gigawatts and for 2018 are estimated to be 3.9 gigawatts.

Risk Factors

The risks described below should be read together with the other information we file with the SEC from time to time, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016. If any of such risks occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline. Please also read carefully the section below entitled “Forward-Looking Statements.”

Risks Related to Our Financial Performance

We have a history of negative operating cash flows, and we may require additional financing in the future, which may not be available to us.

As of December 31, 2016, we had approximately $26.0 million of cash, cash equivalents, and restricted cash, and during the nine months ended December 31, 2016, we used $10.5 million in cash for our operating activities. We have experienced substantial net losses, including a net loss of $20.4 million for the nine months ended December 31, 2016. From April 1, 2011 through December 31, 2016, our various restructuring activities resulted in a substantial reduction of our global workforce, including our announcements in April 2017 that we are exploring options for moving our manufacturing and administrative operations in Devens, Massachusetts to a nearby, smaller-scale building and reducing our global workforce by approximately eight percent. We plan to continue to closely monitor our expenses and if required, will further reduce operating costs and capital spending to enhance liquidity.

Our liquidity is highly dependent on our ability to profitably grow our revenues, control our operating costs and secure additional financing, if required. We may require additional capital to conduct our business and adequately respond to future business challenges or opportunities, including, but not limited to, the need to develop new products or enhance existing products, maintaining or expanding research and development projects, to collateralize performance bonds or letters of credit, and the need to build inventory or to invest other cash to support business growth. In order to raise additional capital, we may offer shares of our common stock or other securities convertible into or exchangeable for our common stock. To the extent we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of each of our existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholders.

In the event that additional liquidity is required, there can be no assurance that such financing would be available or, if available, that such financing could be obtained upon terms acceptable to us, which would have a material adverse effect on our business, financial condition and prospects.

Risks Related to Our Operations

A significant portion of our revenues are derived from a single customer. If this customer’s business is negatively affected, it will adversely impact our business.

Our largest customer is Inox in India. Inox accounted for 58% of our total revenues for the nine months ended December 31, 2016, 62% of our total revenues during the fiscal year ended March 31, 2016 and 56% of our total revenues during the fiscal year ended March 31, 2015. Revenues from Inox are supported by supply agreements to purchase, and a license to make, use and supply, wind turbine ECS. If Inox cancels or does not perform under such contracts or discontinues future purchases from us under the supply contracts, we would likely be unable to replace the related revenues. In this regard, certain states in India are seeking to re-negotiate recent power purchase agreements, which include feed-in tariffs that are higher than the tariff resulting from the nation’s first wind power auction in February 2017, resulting in delays and uncertainty for some wind energy projects in India. Such actions have negatively affected shipments of ECS by us to Inox, resulting in lower than expected revenue in the fourth quarter of fiscal 2016. Although we believe, based on our discussions with Inox, that this demand dislocation is temporary, we can provide no assurance that these or other actions in the future will not have a negative effect on our business. Any of the foregoing actions would have a material adverse impact on our operating results and financial position.

Failure to successfully execute any move of our Devens, Massachusetts manufacturing facility or achieve expected savings following any move could adversely impact our financial performance.

As part of our effort to increase manufacturing efficiency, we intend to move our manufacturing facility at Devens, Massachusetts to a nearby smaller-scale facility. If the move is successful, we expect that our Grid products, including D-VAR® systems, VVO products, HTS wire, and SPS products will be produced exclusively at the new facility. Moving production to a different plant involves various risks, including the inability to commence manufacturing within the cost and timeframe estimated, damage to equipment, inability to produce a high quality product, shipping delays, and the inability to hire and to retain a sufficient number of qualified personnel. Failure to successfully implement a move of our Devens, Massachusetts facility due to these and other unforeseen risks could adversely affect our ability to meet customer demand for Grid products and could increase the cost of production versus projections, both of which could adversely impact our operating and financial results.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Such forward-looking statements include those about our strategy, future plans and prospects, including, but not limited to, statements regarding our beliefs about addressable and target markets, capabilities, benefits and attributes of our products and services, opportunities relating to SPS, anticipated wind installations in India, business goals, moving our operations to a smaller facility, reductions in workforce, monitoring expenses and reducing operating costs, obtaining additional financing on acceptable terms, Inox, the anticipated effects of India’s recent wind power auction, and other statements containing the words “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Such risks and uncertainties include, but are not limited to, those mentioned above and the following: our history of operating losses and negative operating cash flows, which may continue in the future; our operating results may fluctuate significantly and fall below expectations; our financial condition may have an adverse effect on our customer and supplier relationships; dependence on attracting and retaining qualified personnel; not realizing expected sales; reliance on third-party manufacturers, suppliers, subcontractors and collaborators; failure to implement strategies and business goals; problems with product quality or performance; government contracts being subject to audit, modification, termination or advance approval prior to receiving anticipated benefits; reduction in revenue due to lack of congressional funding; additional risks from our reliance on sales in foreign countries; limited success marketing and selling our superconductor and system-level solutions; failure to realize benefits of acquisitions; dependence on the limited commercial use of high temperature superconductor products; failure of a widespread commercial market for our products to develop; dependence of the growth of the wind energy market on government subsidies and economic incentives; the intense competition our products face; risks related to our intellectual property; risks related to our legal proceedings; and other risks and uncertainties such those identified under the caption “Risk Factors” in our Form 10-K for the fiscal year ended March 31, 2016 and other filings we may make with the SEC. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Current Report on Form 8-K, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2017

AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ John Kosiba
John Kosiba
Senior Vice President and Chief Financial Officer